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                                    FORM 8-A


                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



                       COMMUNITY CENTRAL BANK CORPORATION

             (Exact name of registrant as specified in its charter)


        Michigan                                       38-3291744
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

              100 North Main Street, Mount Clemens, Michigan 48043
               (Address of Principal Executive Offices) (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                     Name of each exchange on which
        to be so registered                     each class is to be registered

                 None


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form
relates:.........if applicable.

         Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
       ------------------------------------------------------------------
                                (Title of Class)




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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The information set forth under the heading "DESCRIPTION OF CAPITAL STOCK" (other than the information under the subheadings "Certain Anti-Takeover Provisions," "Indemnification of Directors and Officers," and "Limitation of Director Liability") in the Registration Statement of Community Central Bank Corporation (the "Company") on Form SB-2 (Commission File No. 333-58475), which was declared effective by the Commission on August 25, 1998, is incorporated here by reference.

         As of November 20, 2001, the Company had 2,661,922 shares of Common Stock issued and outstanding; and no shares of Preferred Stock had been issued.




ITEM 2.  EXHIBITS.

The following exhibits are filed herewith:

     Exhibit
      Number                                Exhibit


         1 The Articles of Incorporation of the Company are incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form SB-2 (Commission File No. 333-4113) that became effective on September 23, 1996

         2        The Bylaws of the Company are incorporated by reference to
                  Exhibit 3.2 of the Company's Registration Statement on Form SB-2 (Commission File No. 333-4113) which became effective on September 23, 1996


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                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 29th day of November, 2001.


                                        COMMUNITY CENTRAL BANK CORPORATION


                                        By: /s/ RAY T. COLONIUS
                                            -------------------
                                            Ray T. Colonius
                                             Treasurer












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                                  EXHIBIT INDEX


     Exhibit
      Number                                Exhibit

         1 The Articles of Incorporation of the Company are incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form SB-2 (Commission File No. 333-4113) that became effective on September 23, 1996

         2        The Bylaws of the Company are incorporated by reference to
                  Exhibit 3.2 of the Company's Registration Statement on Form SB-2 (Commission File No. 333-4113) which became effective on September 23, 1996













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